The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


       Subject to Completion, Pricing Supplement dated December 22, 2003

PROSPECTUS Dated August 26, 2003                   Pricing Supplement No. 23 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-106789
Dated August 26, 2003                               Dated                , 2003
                                                                 Rule 424(b)(3)

                                   $
                                Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                               ------------------
                         7% SPARQS due January 30, 2005
                          Mandatorily Exchangeable for
                 Shares of Common Stock of ANALOG DEVICES, INC.

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 7% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Analog Devices common stock, subject to our right to call the SPARQS
for cash at any time beginning July     , 2004.

o    The principal amount and issue price of each SPARQS is $        , which is
     equal to the closing price of Analog Devices common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 7% interest (equivalent to $         per year) on the
     $         principal amount of each SPARQS. Interest will be paid
     quarterly, beginning April 30, 2004.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Analog Devices common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Analog Devices. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Analog Devices common stock.

o    Beginning July     , 2004, we have the right to call all of the SPARQS at
     any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and
     including the call date, gives you a yield to call of     % per annum on
     the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Analog Devices common stock. You will not have the right to exchange your SPARQS for Analog Devices common stock prior to maturity.

o Analog Devices, Inc. is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "AID" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                               ------------------
                             PRICE $     PER SPARQS
                               ------------------

                                        Price to       Agent's      Proceeds to
                                        Public(1)    Commissions    Company(1)
Per SPARQS.........................         $             $              $
Total..............................         $             $              $

---------
(1) Plus accrued interest, if any, from the original issue date.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of Analog Devices, Inc., which we refer to as Analog Devices Stock, subject to our right to call the SPARQS for cash at any time on or after July
    , 2004.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS                   We, Morgan Stanley, are offering 7% Stock
costs $                       Participation Accreting Redemption Quarterly-pay
                              Securities(SM) due January 30, 2005, Mandatorily
                              Exchangeable for Shares of Common Stock of Analog
                              Devices, Inc., which we refer to as the SPARQS.
                              The principal amount and issue price of each
                              SPARQS is $        , which is equal to the
                              closing price of Analog Devices Stock on the day we offer the SPARQS for initial sale to the public.

No guaranteed                 Unlike ordinary debt securities, the SPARQS do
return of principal           not guarantee any return of principal at
                              maturity. Instead the SPARQS will pay an amount of Analog Devices Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Analog
                              Devices Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of Analog Devices Stock has declined from the closing price on the day we offer the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

7% interest on the            We will pay interest on the SPARQS, at the rate
principal amount              of 7% of the principal amount per year, quarterly
                              on April 30, 2004, July 30, 2004, October 30,
                              2004 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on Analog
                              Devices Stock.

Payout at maturity            If we have not called the SPARQS and the maturity
                              of the SPARQS has not accelerated, we will
                              deliver to you at the scheduled maturity date a
                              number of shares of Analog Devices Stock equal to
                              the exchange ratio for each $         principal
                              amount of SPARQS you hold. The initial exchange ratio is one share of Analog Devices Stock per SPARQS, subject to adjustment for certain corporate events relating to Analog Devices, Inc., which we refer to as Analog Devices You do not have the right to exchange your SPARQS for Analog Devices Stock prior to maturity.

                              You can review the historical prices of Analog Devices Stock in the section of this pricing supplement called "Description of
                              SPARQS--Historical Information."

                              If January 20, 2005, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the

                              SPARQS will be accelerated under the
                              circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the            The return investors realize on the SPARQS may be
SPARQS may be                 limited by our call right. We have the right to
limited by our call right     call all of the SPARQS at any time beginning July
                                  , 2004, including at maturity, for the cash
                              call price, which will be calculated based on the
                              call date. The call price will be an amount of
                              cash per SPARQS that, together with all of the
                              interest paid on the SPARQS to and including the
                              call date, gives you a yield to call of     % per
                              annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                              You should not expect to obtain a total yield
                              (including interest payments) of more than     %
                              per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Analog Devices Stock or an amount based upon the closing price of Analog Devices Stock.

                              The yield to call, and the call price for a
                              particular call date that the yield to call
                              implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to
                              call rate of     % per annum, equals the issue
                              price of the SPARQS.

                              If we call the SPARQS, we will do the following:

                              o    send a notice announcing that we have
                                   decided to call the SPARQS;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                              o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                              If we were to call the SPARQS on July     , 2004,
                              which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be
                              $         per SPARQS. If we were to call the
                              SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled
                              maturity date), would be $         per SPARQS.

The yield to call on the      The yield to call on the SPARQS is     %, which
SPARQS is     %               means that the annualized rate of return that you
                              will receive on the issue price of the SPARQS if
                              we call the SPARQS will be     %. The calculation
                              of the yield to call takes into account the issue
                              price of the SPARQS, the time to the call date,
                              and the amount and timing of interest payments on
                              the SPARQS, as well as the call price. If we call
                              the SPARQS on any particular call date, the call
                              price will be an amount so that the yield to call
                              on the SPARQS to but excluding the call date will
                              be     % per annum.

The maturity date of the      The maturity date of the SPARQS will be
SPARQS may be                 accelerated upon the occurrence of either of the
accelerated                   following events:

                                   o    a price event acceleration, which will
                                        occur if the closing price of Analog
                                        Devices Stock on any two consecutive
                                        trading days is less than $2.00
                                        (subject to adjustment for certain
                                        corporate events related to Analog
                                        Devices); and

                                   o    an event of default acceleration, which
                                        will occur if there is an event of
                                        default with respect to the SPARQS.

                              The amount payable to you will differ depending on the reason for the acceleration.

                                   o    If there is a price event acceleration,
                                        we will owe you (i) a number of shares
                                        of Analog Devices Stock at the then
                                        current exchange ratio and (ii) accrued
                                        but unpaid interest to but excluding
                                        the date of acceleration plus an amount
                                        of cash determined by the Calculation
                                        Agent equal to the sum of the present
                                        values of the remaining scheduled
                                        payments of interest on the SPARQS
                                        (excluding such accrued but unpaid
                                        interest) discounted to the date of
                                        acceleration, as described in the
                                        section of this pricing supplement
                                        called "Description of SPARQS--Price
                                        Event Acceleration."

                                   o    If there is an event of default
                                        acceleration and if we have not already
                                        called the SPARQS in accordance with
                                        our call right, we will owe you (i) the
                                        lesser of (a) the product of (x) the
                                        closing price of Analog Devices Stock,
                                        as of the date of such acceleration and
                                        (y) the then current exchange ratio and
                                        (b) the call price calculated as though
                                        the date of acceleration were the call
                                        date (but in no event less than the
                                        call price for the first call date) and
                                        (ii) accrued but unpaid interest to but
                                        excluding the date of acceleration.

                                        o    If we have already called the
                                             SPARQS in accordance with our call
                                             right, we will owe you (i) the
                                             call price and (ii) accrued but
                                             unpaid interest to the date of
                                             acceleration.

                              The amount payable to you if the maturity of the SPARQS is accelerated may be substantially less
                              than the $         principal amount of the
                              SPARQS.

The SPARQS may become         Following certain corporate events relating to
exchangeable into the         Analog Devices Stock, such as a stock-for-stock
common stock of companies     merger where Analog Devices is not the surviving
other than Analog Devices     entity, you will receive at maturity the common
                              stock of a successor corporation to Analog
                              Devices. Following certain other corporate events relating to Analog Devices Stock, such as a merger event where holders of Analog Devices
                              Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Analog Devices Stock, you will receive at maturity the common stock of three companies in the same industry group as Analog Devices in lieu of, or in addition to, Analog Devices Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank (formerly known as The Chase Manhattan
                              Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting Analog Devices
                              Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to Analog Devices Stock that we describe in the section of this pricing supplement called "Description of
                              SPARQS--Antidilution Adjustments."

No affiliation with           Analog Devices is not an affiliate of ours and is
Analog Devices                not involved with this offering in any way. The
                              obligations represented by the SPARQS are obligations of Morgan Stanley and not of Analog
                              Devices.

Where you can find more       The SPARQS are senior notes issued as part of our
information on the SPARQS     Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                              Notes" and "--Exchangeable Notes."

                              For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us               Please contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Analog Devices Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary       The SPARQS combine features of equity and debt.
senior notes--                The terms of the SPARQS differ from those of
no guaranteed return of       ordinary debt securities in that we will not pay
principal                     you a fixed amount at maturity. Our payout to you
                              at the scheduled maturity date will be a number of shares of Analog Devices Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Analog Devices Stock at maturity (including upon an acceleration of the SPARQS) is less than the closing price on the day we offer the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Analog Devices Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation             The appreciation potential of the SPARQS is
potential is limited by       limited by our call right. The $         issue
our call right                price of one SPARQS is equal to the closing price
                              of one share of Analog Devices Stock on the day
                              we offer the SPARQS for initial sale to the
                              public. If we exercise our call right, you will
                              receive the cash call price described under
                              "Description of SPARQS--Call Price" below and not
                              Analog Devices Stock or an amount based upon the
                              closing price of Analog Devices Stock. The
                              payment you will receive in the event that we
                              exercise our call right will depend upon the call
                              date and will be an amount of cash per SPARQS
                              that, together with all of the interest paid on
                              the SPARQS to and including the call date,
                              represents a yield to call of     % per annum on
                              the issue price of the SPARQS from the date of
                              issuance to but excluding the call date. We may
                              call the SPARQS at any time on or after July
                                  , 2004, including on the maturity date. You
                              should not expect to obtain a total yield
                              (including interest payments) of more than     %
                              per annum on the issue price of the SPARQS to the call date.

Secondary trading             There may be little or no secondary market for
may be limited                the SPARQS. Although we will apply to list the
                              SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS    Several factors, many of which are beyond our
will be influenced by many    control, will influence the value of the SPARQS.
unpredictable factors         We expect that generally the trading price of
                              Analog Devices Stock on any day will affect the
                              value of the SPARQS more than any other single
                              factor. However, because we have the right to
                              call the SPARQS at any time beginning July     ,
                              2004 for a call price that is not linked to the closing price of Analog Devices Stock, the SPARQS may trade differently from Analog Devices Stock.
                              Other factors that may influence the value of the SPARQS include:

                              o the volatility (frequency and magnitude of changes in price) of Analog Devices Stock

                              o    geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect stock markets generally and which may affect the trading price of Analog Devices Stock

                              o    interest and yield rates in the market

                              o the time remaining until we can call the SPARQS and until the SPARQS mature

                              o    the dividend rate on Analog Devices Stock

                              o    our creditworthiness

                              o the occurrence of certain events affecting Analog Devices that may or may not require an adjustment to the exchange ratio

                              Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of Analog Devices Stock is at, below, or not sufficiently above the initial closing price.

                              You cannot predict the future performance of
                              Analog Devices Stock based on its historical
                              performance. The price of Analog Devices Stock may decrease so that you will receive at maturity an amount of Analog Devices Stock or, under some circumstances, cash, in either case worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Analog Devices Stock will increase so that you will receive at maturity an amount of Analog Devices Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Analog Devices Stock, and your yield to the call date (including all of the interest paid on the
                              SPARQS) will be     % per annum on the issue
                              price of each SPARQS, which may be more or less than the yield on a direct investment in Analog Devices Stock.

If the SPARQS accelerate,     The maturity of the SPARQS will be accelerated if
you may receive an amount     there is a price event acceleration or an event
worth substantially less      of default acceleration. The amount payable to
than the principal amount     you if the maturity of the SPARQS is accelerated
of the SPARQS                 will differ depending on the reason for the
                              acceleration and may be substantially less than the principal amount of the SPARQS. See
                              "Description of SPARQS--Price Event Acceleration" and "Description of SPARQS--Alternate Exchange
                              Calculation in Case of an Event of Default."

Morgan Stanley is not         Analog Devices is not an affiliate of ours and is
affiliated with Analog        not involved with this offering in any way.
Devices                       Consequently, we have no ability to control the
                              actions of Analog Devices, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Analog Devices has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Analog
                              Devices.

Morgan Stanley may            We or our affiliates may presently or from time
engage in business with       to time engage in business with Analog Devices
or involving Analog           without regard to your interests, including
Devices without regard        extending loans to, or making equity investments
to your interests             in, Analog Devices or providing advisory services
                              to Analog Devices, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Analog Devices. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Analog Devices. These research reports may or may not recommend that investors buy or hold Analog Devices Stock.

You have no                   Investing in the SPARQS is not equivalent to
shareholder rights            investing in Analog Devices Stock. As an investor
                              in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Analog Devices Stock. In addition, you do not have the right to exchange your SPARQS for Analog
                              Devices Stock prior to maturity.

The SPARQS may become         Following certain corporate events relating to
exchangeable into the         Analog Devices Stock, such as a merger event
common stock of companies     where holders of Analog Devices Stock would
other than Analog Devices     receive all or a substantial portion of their
                              consideration in cash or a significant cash dividend or distribution of property with respect to Analog Devices Stock, you will receive at maturity the common stock of three companies in the same industry group as Analog Devices in lieu of, or in addition to, Analog Devices Stock.
                              Following certain other corporate events, such as a stock-for-stock merger where Analog Devices is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Analog Devices. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
the calculation agent is      amount payable at maturity for certain events
required to make do not       affecting Analog Devices Stock, such as stock
cover every corporate event   splits and stock dividends, and certain other
that could affect Analog      corporate actions involving Analog Devices, such
Devices Stock                 as mergers. However, the calculation agent will
                              not make an adjustment for every corporate event that could affect Analog Devices Stock. For example, the calculation agent is not required to make any adjustments if Analog Devices or anyone else makes a partial tender or partial exchange offer for Analog Devices Stock. If an event occurs that does not require the calculation agent to adjust the amount of Analog Devices
                              Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              SPARQS. As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called
                              "Description of SPARQS--Antidilution Adjustments" and "--Price Event Acceleration."

Hedging and trading activity MS & Co. and other affiliates of ours will carry by the calculation agent and out hedging activities related to the SPARQS,
its affiliates could          including trading in Analog Devices Stock as well
potentially affect the        as in other instruments related to Analog Devices
value of the SPARQS           Stock. MS & Co. and some of our other
                              subsidiaries also trade Analog Devices Stock and other financial instruments related to Analog
                              Devices Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the SPARQS for initial sale to the public could potentially affect the price of Analog Devices Stock and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Analog
                              Devices Stock must close before you would receive at maturity an amount of Analog Devices Stock worth as much as or more than the principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of Analog Devices Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the Analog Devices Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization  You should also consider the U.S. federal income
of the SPARQS for U.S.        tax consequences of investing in the SPARQS.
federal income tax purposes   There is no direct legal authority as to the
is uncertain, the material    proper tax treatment of the SPARQS, and
U.S. federal income tax       consequently our special tax counsel is unable to
consequences of an            render an opinion as to their proper
investment in the SPARQS      characterization for U.S. federal income tax
are uncertain                 purposes. Therefore, significant aspects of the
                              tax treatment of the SPARQS are uncertain.
                              Pursuant to the terms of the SPARQS, you have agreed with us to treat a SPARQS as an investment unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called
                              "Description of SPARQS--United States Federal
                              Income Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Analog Devices Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue Service (the
                              "IRS") were successful in asserting an
                              alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Analog Devices Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of SPARQS--United States
                              Federal Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS.

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 7% SPARQS due January 30, 2005, Mandatorily Exchangeable for Shares of Common Stock of Analog Devices, Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount............. $

Maturity Date.......................... January 30, 2005, subject to acceleration as described below in
                                        "--Price Event Acceleration" and
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" and
                                        subject to extension if the Final Call
                                        Notice Date is postponed in accordance
                                        with the following paragraph.

                                        If the Final Call Notice Date is
                                        postponed because it is not a Trading
                                        Day or due to a Market Disruption Event
                                        or otherwise and we elect to call the
                                        SPARQS, the scheduled Maturity Date
                                        will be postponed so that the Maturity
                                        Date will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "--Final Call Notice Date."

Interest Rate.......................... 7% per annum (equivalent to $
                                        per annum per SPARQS)

Interest Payment Dates................. April 30, 2004, July 30, 2004, October
                                        30, 2004 and the Maturity Date.

                                        If the scheduled Maturity Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise, we will pay
                                        interest on the Maturity Date as
                                        postponed rather than on January 30,
                                        2005, but no interest will accrue on
                                        the SPARQS or on such payment during
                                        the period from or after the scheduled
                                        Maturity Date.

Record Date............................ The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 5
                                        calendar days prior to such scheduled
                                        Interest Payment Date, whether or not
                                        that date is a Business Day; provided,
                                        however, that in the event that we call
                                        the SPARQS, no Interest Payment Date
                                        will occur after the Morgan Stanley
                                        Notice Date, except for any Interest
                                        Payment Date for which the Morgan
                                        Stanley Notice Date falls on or after
                                        the "ex-interest" date for the related
                                        interest payment, in which case the
                                        related interest payment will be made
                                        on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, will be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex-interest" date for any
                                        interest payment is the date on which
                                        purchase transactions in the SPARQS no
                                        longer carry the right to receive such
                                        interest payment.

Specified Currency..................... U.S. dollars

Issue Price............................ $         per SPARQS

Original Issue Date (Settlement Date)..                 , 2004

CUSIP Number........................... 61746S182

Denominations.......................... $         and integral multiples
                                        thereof

Morgan Stanley Call Right.............. On any scheduled Trading Day on or
                                        after July     , 2004 or on the
                                        Maturity Date (including the Maturity
                                        Date as it may be extended and
                                        regardless of whether the Maturity Date
                                        is a Trading Day), we may call the
                                        SPARQS, in whole but not in part, for
                                        the Call Price. If we call the SPARQS,
                                        the cash Call Price and any accrued but
                                        unpaid interest on the SPARQS will be
                                        delivered to the Trustee for delivery
                                        to the Depositary, which we refer to as
                                        DTC, as holder of the SPARQS, on the
                                        Call Date fixed by us and set forth in
                                        our notice of mandatory exchange, upon
                                        delivery of the SPARQS to the Trustee.
                                        We will, or will cause the Calculation
                                        Agent to, deliver such cash to the
                                        Trustee for delivery to DTC, as holder
                                        of the SPARQS. We expect such amount of
                                        cash will be distributed to investors
                                        on the Call Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement.

Morgan Stanley Notice Date............. The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 10 but not more
                                        than 30 days prior to the Call Date.

Final Call Notice Date................. January 20, 2005; provided that if
                                        January 20, 2005 is not a Trading Day
                                        or if a Market Disruption Event occurs
                                        on such day, the Final Call Notice Date
                                        will be the immediately succeeding
                                        Trading Day on which no Market
                                        Disruption Event occurs.

Call Date.............................. The day specified by us in our notice of mandatory exchange, on which we will
                                        deliver cash to DTC, as holder of the
                                        SPARQS, for mandatory exchange, which
                                        day may be any scheduled Trading Day on
                                        or after July     , 2004 or the
                                        Maturity Date (including the Maturity
                                        Date as it may be extended and
                                        regardless of whether the Maturity Date
                                        is a scheduled Trading Day).

Call Price............................. The Call Price with respect to any Call
                                        Date is an amount of cash per SPARQS
                                        such that the sum of the present values
                                        of all cash flows on each SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments,
                                        including accrued and unpaid interest
                                        payable on the Call Date), discounted
                                        to the Original Issue Date from the
                                        applicable payment date at the Yield to
                                        Call rate of     % per annum computed
                                        on the basis of a 360-day year of
                                        twelve 30-day months, equals the Issue
                                        Price, as determined by the Calculation
                                        Agent.

                                        The table of indicative Call Prices set
                                        forth below illustrates what the Call
                                        Price per SPARQS would be if we were to
                                        call the SPARQS on July     , 2004
                                        (which is the earliest date on which we
                                        may call the SPARQS) and on any
                                        subsequent scheduled Interest Payment
                                        Date through the scheduled Maturity
                                        Date:

                                        Call Date                    Call Price
                                        ---------                    ----------
                                        July     , 2004............. $
                                        October 30, 2004............ $
                                        January 30, 2005............ $

                                        The indicative Call Prices set forth
                                        above do not include the accrued but
                                        unpaid interest that would also be
                                        payable on each SPARQS on the
                                        applicable Call Date. We may call the
                                        SPARQS on any scheduled Trading Day on
                                        or after July     , 2004 or on the
                                        Maturity Date (including the Maturity
                                        Date as it may be extended and
                                        regardless of whether the Maturity Date
                                        is a scheduled Trading Day).

                                        For more information regarding the
                                        determination of the Call Price and
                                        examples of how the Call Price is
                                        calculated in certain hypothetical
                                        scenarios, see Annex A to this pricing
                                        supplement.

Yield to Call.......................... The Yield to Call on the SPARQS is
                                            %, which means that the annualized
                                        rate of return that you will receive on
                                        the Issue Price of the SPARQS if we
                                        call the SPARQS will be     %. The
                                        calculation of the Yield to Call takes
                                        into account the Issue Price of the
                                        SPARQS, the time to the Call Date, and
                                        the amount and timing of interest
                                        payments on the SPARQS, as well as the
                                        Call Price. If we call the SPARQS on
                                        any particular Call Date, the Call
                                        Price will be an amount so that the
                                        Yield to Call on the SPARQS to but
                                        excluding the Call Date will be     %
                                        per annum. See Annex A to this pricing
                                        supplement.

Exchange at the Maturity Date.......... Unless we have called the SPARQS or their maturity has accelerated, at the
                                        scheduled Maturity Date, upon delivery
                                        of the SPARQS to the Trustee, we will
                                        apply the $         principal amount of
                                        each SPARQS as payment for, and will
                                        deliver, a number of shares of Analog
                                        Devices Stock at the Exchange Ratio.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        DTC, on or prior to 10:30 a.m. on the
                                        Trading Day immediately prior to the
                                        scheduled Maturity Date of the SPARQS
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date), of the amount of
                                        Analog Devices Stock to be delivered
                                        with respect to the $         principal
                                        amount of each SPARQS and (ii) deliver
                                        such shares of Analog Devices Stock
                                        (and cash in respect of interest and
                                        any fractional shares of Analog Devices
                                        Stock) to the Trustee for delivery to
                                        DTC, as holder of the SPARQS, on the
                                        scheduled Maturity Date. We expect such
                                        shares and cash will be distributed to
                                        investors on the Maturity Date in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See "--Book
                                        Entry Note or Certificated Note" below,
                                        and see "The Depositary" in the
                                        accompanying prospectus supplement.

                                        If the maturity of the SPARQS is
                                        accelerated because of a Price Event
                                        Acceleration (as described under
                                        "--Price Event Acceleration" below) or
                                        because of an Event of Default
                                        Acceleration (as defined under
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" below), we
                                        shall provide such notice as promptly
                                        as possible and in no event later than
                                        (i) in the case of an Event of Default
                                        Acceleration, two Trading Days after
                                        the date of acceleration (but if such
                                        second Trading Day is not a Business
                                        Day, prior to the close of business on
                                        the Business Day preceding such second
                                        Trading Day) and (ii) in the case of a
                                        Price Event Acceleration, 10:30 a.m. on
                                        the

                                        Trading Day immediately prior to the
                                        date of acceleration (but if such
                                        Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the date of
                                        acceleration).

Price Event Acceleration............... If on any two consecutive Trading Days during the period prior to and ending
                                        on the third Business Day immediately
                                        preceding the Maturity Date, the
                                        product of the Closing Price per share
                                        of Analog Devices Stock and the
                                        Exchange Ratio is less than $2.00, the
                                        Maturity Date of the SPARQS will be
                                        deemed to be accelerated to the third
                                        Business Day immediately following such
                                        second Trading Day (the "date of
                                        acceleration"). See "--Exchange Ratio"
                                        below. Upon such acceleration, with
                                        respect to the $         principal
                                        amount of each SPARQS, we will deliver
                                        to DTC, as holder of the SPARQS, on the
                                        date of acceleration:

                                             o    a number of shares of Analog
                                                  Devices Stock at the then
                                                  current Exchange Ratio; and

                                             o    accrued but unpaid interest
                                                  to but excluding the date of
                                                  acceleration plus an amount
                                                  of cash, as determined by the
                                                  Calculation Agent, equal to
                                                  the sum of the present values
                                                  of the remaining scheduled
                                                  payments of interest on the
                                                  SPARQS (excluding any portion
                                                  of such payments of interest
                                                  accrued to the date of
                                                  acceleration) discounted to
                                                  the date of acceleration at
                                                  the yield that would be
                                                  applicable to a non-interest
                                                  bearing, senior unsecured
                                                  debt obligation of ours with
                                                  a comparable term.

                                        We expect such shares and cash will be
                                        distributed to investors on the date of
                                        acceleration in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement. The present
                                        value of each remaining scheduled
                                        payment will be based on the comparable
                                        yield that we would pay on a
                                        non-interest bearing, senior unsecured
                                        debt obligation having a maturity equal
                                        to the term of each such remaining
                                        scheduled payment, as determined by the
                                        Calculation Agent.

                                        Investors will not be entitled to
                                        receive the return of the $
                                        principal amount of each SPARQS upon a
                                        Price Event Acceleration.

No Fractional Shares................... Upon delivery of the SPARQS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of
                                        Analog Devices Stock due with respect
                                        to all of such SPARQS, as described
                                        above, but we will pay cash in lieu of
                                        delivering any fractional share of
                                        Analog Devices Stock in an amount equal
                                        to the corresponding fractional Closing
                                        Price of such fraction of a share of
                                        Analog Devices Stock as determined by
                                        the Calculation Agent as of the second
                                        scheduled Trading Day prior to maturity
                                        of the SPARQS.

Exchange Ratio......................... 1.0, subject to adjustment for certain corporate events relating to Analog
                                        Devices. See "--Antidilution
                                        Adjustments" below.

Closing Price.......................... The Closing Price for one share of
                                        Analog Devices Stock (or one unit of
                                        any other security for which a Closing
                                        Price must be determined) on any
                                        Trading Day (as defined below) means:

                                             o    if Analog Devices Stock (or
                                                  any such other security) is
                                                  listed or admitted to trading
                                                  on a national securities
                                                  exchange, the last reported
                                                  sale price, regular way, of
                                                  the principal trading session
                                                  on such day on the principal
                                                  United States securities
                                                  exchange registered under the
                                                  Securities Exchange Act of
                                                  1934, as amended (the
                                                  "Exchange Act"), on which
                                                  Analog Devices Stock (or any
                                                  such other security) is
                                                  listed or admitted to
                                                  trading,

                                             o    if Analog Devices Stock (or
                                                  any such other security) is a
                                                  security of the Nasdaq
                                                  National Market (and provided
                                                  that the Nasdaq National
                                                  Market is not then a national
                                                  securities exchange), the
                                                  Nasdaq official closing price
                                                  published by The Nasdaq Stock
                                                  Market, Inc. on such day, or

                                             o    if Analog Devices Stock (or
                                                  any such other security) is
                                                  not listed or admitted to
                                                  trading on any national
                                                  securities exchange or a
                                                  security of the Nasdaq
                                                  National Market but is
                                                  included in the OTC Bulletin
                                                  Board Service (the "OTC
                                                  Bulletin Board") operated by
                                                  the National Association of
                                                  Securities Dealers, Inc. (the
                                                  "NASD"), the last reported
                                                  sale price of the principal
                                                  trading session on the OTC
                                                  Bulletin Board on such day.

                                        If Analog Devices Stock (or any such
                                        other security) is listed or admitted
                                        to trading on any national securities
                                        exchange or is a security of the Nasdaq
                                        National Market but the last reported
                                        sale price or Nasdaq official closing
                                        price, as applicable, is not available
                                        pursuant to the preceding sentence,
                                        then the Closing Price for one share of
                                        Analog Devices Stock (or one unit of
                                        any such other security) on any Trading
                                        Day will mean the last reported sale
                                        price of the principal trading session
                                        on the over-the-counter market as
                                        reported on the Nasdaq National Market
                                        or the OTC Bulletin Board on such day.
                                        If, because of a Market Disruption
                                        Event (as defined below) or otherwise,
                                        the last reported sale price or Nasdaq
                                        official closing price, as applicable,
                                        for Analog Devices Stock (or any such
                                        other security) is not available
                                        pursuant to either of the two preceding
                                        sentences, then the Closing Price for
                                        any Trading Day will be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for Analog Devices Stock
                                        (or any such other security) obtained
                                        from as many recognized dealers in such
                                        security, but not exceeding three, as
                                        will make such bid prices available to
                                        the Calculation Agent. Bids of MS & Co.
                                        or any of its affiliates may be
                                        included in the calculation of such
                                        mean, but only to the extent that any
                                        such bid is the highest of the bids
                                        obtained. The term "security of the
                                        Nasdaq National Market" will include a
                                        security included in any successor to
                                        such system, and the term OTC Bulletin
                                        Board Service will include any
                                        successor service thereto.

Trading Day............................ A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc.

                                        ("NYSE"), the AMEX, the Nasdaq National
                                        Market, the Chicago Mercantile Exchange
                                        and the Chicago Board of Options
                                        Exchange and in the over-the-counter
                                        market for equity securities in the
                                        United States.

Book Entry Note or Certificated Note... Book Entry. The SPARQS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the SPARQS. Your
                                        beneficial interest in the SPARQS will
                                        be evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        actions taken by you or to be taken by
                                        you refer to actions taken or to be
                                        taken by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        SPARQS, for distribution to
                                        participants in accordance with DTC's
                                        procedures. For more information
                                        regarding DTC and book entry notes,
                                        please read "The Depositary" in the
                                        accompanying prospectus supplement and
                                        "Form of Securities--Global
                                        Securities--Registered Global
                                        Securities" in the accompanying
                                        prospectus.

Senior Note or Subordinated Note....... Senior

Trustee................................ JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................. MS & Co.

Calculation Agent...................... MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS will be rounded to the nearest
                                        one hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to the Call
                                        Price resulting from such calculations
                                        will be rounded to the nearest ten-
                                        thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the SPARQS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Closing Price or
                                        whether a Market Disruption Event has
                                        occurred or calculating the amount
                                        payable to you in the event of a Price
                                        Event Acceleration. See "--Antidilution
                                        Adjustments" and "--Market

                                        Disruption Event" below and "--Price
                                        Event Acceleration" above. MS & Co. is
                                        obligated to carry out its duties and
                                        functions as Calculation Agent in good
                                        faith and using its reasonable
                                        judgment.

Antidilution Adjustments............... The Exchange Ratio will be adjusted as follows:

                                        1. If Analog Devices Stock is subject
                                        to a stock split or reverse stock
                                        split, then once such split has become
                                        effective, the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        share of Analog Devices Stock.

                                        2. If Analog Devices Stock is subject
                                        (i) to a stock dividend (issuance of
                                        additional shares of Analog Devices
                                        Stock) that is given ratably to all
                                        holders of shares of Analog Devices
                                        Stock or (ii) to a distribution of
                                        Analog Devices Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Analog Devices,
                                        then once the dividend has become
                                        effective and Analog Devices Stock is
                                        trading ex-dividend, the Exchange Ratio
                                        will be adjusted so that the new
                                        Exchange Ratio shall equal the prior
                                        Exchange Ratio plus the product of (i)
                                        the number of shares issued with
                                        respect to one share of Analog Devices
                                        Stock and (ii) the prior Exchange
                                        Ratio.

                                        3. If Analog Devices issues rights or
                                        warrants to all holders of Analog
                                        Devices Stock to subscribe for or
                                        purchase Analog Devices Stock at an
                                        exercise price per share less than the
                                        Closing Price of Analog Devices Stock
                                        on both (i) the date the exercise price
                                        of such rights or warrants is
                                        determined and (ii) the expiration date
                                        of such rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        SPARQS, then the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Analog Devices
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Analog Devices Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of Analog Devices
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Analog Devices Stock which the
                                        aggregate offering price of the total
                                        number of shares of Analog Devices
                                        Stock so offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants would purchase at the Closing
                                        Price on the expiration date of such
                                        rights or warrants, which shall be
                                        determined by multiplying such total
                                        number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Closing Price.

                                        4. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Analog Devices Stock
                                        other than distributions described in
                                        paragraph 2, paragraph 3 and clauses
                                        (i), (iv) and (v) of the first sentence
                                        of paragraph 5 and Extraordinary
                                        Dividends. "Extraordinary Dividend"
                                        means each of (a) the full amount per
                                        share of Analog Devices Stock of any
                                        cash dividend or special dividend or
                                        distribution that is identified by
                                        Analog Devices as an extraordinary or
                                        special dividend
                                        or distribution, (b) the excess of any
                                        cash dividend or other cash
                                        distribution (that is not otherwise
                                        identified by Analog Devices as an
                                        extraordinary or special dividend or
                                        distribution) distributed per share of
                                        Analog Devices Stock over the
                                        immediately preceding cash dividend or
                                        other cash distribution, if any, per
                                        share of Analog Devices Stock that did
                                        not include an Extraordinary Dividend
                                        (as adjusted for any subsequent
                                        corporate event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) if such excess
                                        portion of the dividend or distribution
                                        is more than 5% of the Closing Price of
                                        Analog Devices Stock on the Trading Day
                                        preceding the "ex-dividend date" (that
                                        is, the day on and after which
                                        transactions in Analog Devices Stock on
                                        an organized securities exchange or
                                        trading system no longer carry the
                                        right to receive that cash dividend or
                                        other cash distribution) for the
                                        payment of such cash dividend or other
                                        cash distribution (such Closing Price,
                                        the "Base Closing Price") and (c) the
                                        full cash value of any non-cash
                                        dividend or distribution per share of
                                        Analog Devices Stock (excluding
                                        Marketable Securities, as defined in
                                        paragraph 5 below). Subject to the
                                        following sentence, if any cash
                                        dividend or distribution of such other
                                        property with respect to Analog Devices
                                        Stock includes an Extraordinary
                                        Dividend, the Exchange Ratio with
                                        respect to Analog Devices Stock will be
                                        adjusted on the ex-dividend date so
                                        that the new Exchange Ratio will equal
                                        the product of (i) the prior Exchange
                                        Ratio and (ii) a fraction, the
                                        numerator of which is the Base Closing
                                        Price, and the denominator of which is
                                        the amount by which the Base Closing
                                        Price exceeds the Extraordinary
                                        Dividend. If any Extraordinary Dividend
                                        is at least 35% of the Base Closing
                                        Price, then, instead of adjusting the
                                        Exchange Ratio, the amount payable upon
                                        exchange at maturity will be determined
                                        as described in paragraph 5 below, and
                                        the Extraordinary Dividend will be
                                        allocated to Reference Basket Stocks in
                                        accordance with the procedures for a
                                        Reference Basket Event as described in
                                        clause 3(b) of paragraph 5 below. The
                                        value of the non-cash component of an
                                        Extraordinary Dividend will be
                                        determined on the ex-dividend date for
                                        such distribution by the Calculation
                                        Agent, whose determination shall be
                                        conclusive in the absence of manifest
                                        error. A distribution on Analog Devices
                                        Stock described in clause (i), (iv) or
                                        (v) of the first sentence of paragraph
                                        5 below shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of the first
                                        sentence of paragraph 5, as applicable.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        Analog Devices Stock is reclassified or
                                        changed, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by Analog Devices, (ii)
                                        Analog Devices has been subject to any
                                        merger, combination or consolidation
                                        and is not the surviving entity, (iii)
                                        Analog Devices completes a statutory
                                        exchange of securities with another
                                        corporation (other than pursuant to
                                        clause (ii) above), (iv) Analog Devices
                                        is liquidated, (v) Analog Devices
                                        issues to all of its shareholders
                                        equity securities of an issuer other
                                        than Analog Devices (other than in a
                                        transaction described in clause (ii),
                                        (iii) or (iv) above) (a "spinoff
                                        stock") or (vi) Analog Devices Stock is
                                        the subject of a tender or exchange
                                        offer or going private transaction on
                                        all of the outstanding shares. If any
                                        Reorganization Event occurs, in each
                                        case as a result of which the holders
                                        of Analog Devices Stock receive any
                                        equity security listed on a national
                                        securities exchange or traded on

                                        The Nasdaq National Market (a
                                        "Marketable Security"), other
                                        securities or other property, assets or
                                        cash (collectively "Exchange
                                        Property"), the amount payable upon
                                        exchange at maturity with respect to
                                        the $         principal amount of each
                                        SPARQS following the effective date for
                                        such Reorganization Event (or, if
                                        applicable, in the case of spinoff
                                        stock, the ex-dividend date for the
                                        distribution of such spinoff stock)
                                        will be determined in accordance with
                                        the following:

                                            (1) if Analog Devices Stock
                                            continues to be outstanding, Analog
                                            Devices Stock (if applicable, as
                                            reclassified upon the issuance of
                                            any tracking stock) at the Exchange
                                            Ratio in effect on the third
                                            Trading Day prior to the scheduled
                                            Maturity Date (taking into account
                                            any adjustments for any
                                            distributions described under
                                            clause (3)(a) below); and

                                            (2) for each Marketable Security
                                            received in such Reorganization
                                            Event (each a "New Stock"),
                                            including the issuance of any
                                            tracking stock or spinoff stock or
                                            the receipt of any stock received
                                            in exchange for Analog Devices
                                            Stock where Analog Devices is not
                                            the surviving entity, the number of
                                            shares of the New Stock received
                                            with respect to one share of Analog
                                            Devices Stock multiplied by the
                                            Exchange Ratio for Analog Devices
                                            Stock on the Trading Day
                                            immediately prior to the effective
                                            date of the Reorganization Event
                                            (the "New Stock Exchange Ratio"),
                                            as adjusted to the third Trading
                                            Day prior to the scheduled Maturity
                                            Date (taking into account any
                                            adjustments for distributions
                                            described under clause (3)(a)
                                            below); and

                                            (3) for any cash and any other
                                            property or securities other than
                                            Marketable Securities received in
                                            such Reorganization Event (the
                                            "Non-Stock Exchange Property"),

                                                (a) if the combined value of
                                                the amount of Non-Stock
                                                Exchange Property received per
                                                share of Analog Devices Stock,
                                                as determined by the
                                                Calculation Agent in its sole
                                                discretion on the effective
                                                date of such Reorganization
                                                Event (the "Non-Stock Exchange
                                                Property Value"), by holders of
                                                Analog Devices Stock is less
                                                than 25% of the Closing Price
                                                of Analog Devices Stock on the
                                                Trading Day immediately prior
                                                to the effective date of such
                                                Reorganization Event, a number
                                                of shares of Analog Devices
                                                Stock, if applicable, and of
                                                any New Stock received in
                                                connection with such
                                                Reorganization Event, if
                                                applicable, in proportion to
                                                the relative Closing Prices of
                                                Analog Devices Stock and any
                                                such New Stock, and with an
                                                aggregate value equal to the
                                                Non-Stock Exchange Property
                                                Value multiplied by the
                                                Exchange Ratio in effect for
                                                Analog Devices Stock on the
                                                Trading Day immediately prior
                                                to the effective date of such
                                                Reorganization Event based on
                                                such Closing Prices, in each
                                                case as determined by the
                                                Calculation Agent in its sole
                                                discretion on the effective
                                                date of such Reorganization
                                                Event; and the number of such
                                                shares of Analog Devices Stock
                                                or any New Stock determined in
                                                accordance with this clause
                                                (3)(a) will be added at the
                                                time of such adjustment to the
                                                Exchange Ratio
                                                in subparagraph (1) above
                                                and/or the New Stock Exchange
                                                Ratio in subparagraph (2)
                                                above, as applicable, or

                                                (b) if the Non-Stock Exchange
                                                Property Value is equal to or
                                                exceeds 25% of the Closing
                                                Price of Analog Devices Stock
                                                on the Trading Day immediately
                                                prior to the effective date
                                                relating to such Reorganization
                                                Event or, if Analog Devices
                                                Stock is surrendered
                                                exclusively for Non-Stock
                                                Exchange Property (in each
                                                case, a "Reference Basket
                                                Event"), an initially
                                                equal-dollar weighted basket of
                                                three Reference Basket Stocks
                                                (as defined below) with an
                                                aggregate value on the
                                                effective date of such
                                                Reorganization Event equal to
                                                the Non-Stock Exchange Property
                                                Value multiplied by the
                                                Exchange Ratio in effect for
                                                Analog Devices Stock on the
                                                Trading Day immediately prior
                                                to the effective date of such
                                                Reorganization Event. The
                                                "Reference Basket Stocks" will
                                                be the three stocks with the
                                                largest market capitalization
                                                among the stocks that then
                                                comprise the S&P 500 Index (or,
                                                if publication of such index is
                                                discontinued, any successor or
                                                substitute index selected by
                                                the Calculation Agent in its
                                                sole discretion) with the same
                                                primary Standard Industrial
                                                Classification Code ("SIC
                                                Code") as Analog Devices;
                                                provided, however, that a
                                                Reference Basket Stock will not
                                                include any stock that is
                                                subject to a trading
                                                restriction under the trading
                                                restriction policies of Morgan
                                                Stanley or any of its
                                                affiliates that would
                                                materially limit the ability of
                                                Morgan Stanley or any of its
                                                affiliates to hedge the SPARQS
                                                with respect to such stock (a
                                                "Hedging Restriction");
                                                provided further that if three
                                                Reference Basket Stocks cannot
                                                be identified from the S&P 500
                                                Index by primary SIC Code for
                                                which a Hedging Restriction
                                                does not exist, the remaining
                                                Reference Basket Stock(s) will
                                                be selected by the Calculation
                                                Agent from the largest market
                                                capitalization stock(s) within
                                                the same Division and Major
                                                Group classification (as
                                                defined by the Office of
                                                Management and Budget) as the
                                                primary SIC Code for Analog
                                                Devices Each Reference Basket
                                                Stock will be assigned a Basket
                                                Stock Exchange Ratio equal to
                                                the number of shares of such
                                                Reference Basket Stock with a
                                                Closing Price on the effective
                                                date of such Reorganization
                                                Event equal to the product of
                                                (a) the Non-Stock Exchange
                                                Property Value, (b) the
                                                Exchange Ratio in effect for
                                                Analog Devices Stock on the
                                                Trading Day immediately prior
                                                to the effective date of such
                                                Reorganization Event and (c)
                                                0.3333333.

                                        Following the allocation of any
                                        Extraordinary Dividend to Reference
                                        Basket Stocks pursuant to paragraph 4
                                        above or any Reorganization Event
                                        described in this paragraph 5, the
                                        amount payable upon exchange at
                                        maturity with respect to the $
                                        principal amount of each SPARQS will be
                                        the sum of:

                                            (i)   if applicable, Analog Devices
                                                  Stock at the Exchange Ratio
                                                  then in effect; and

                                            (ii)  if applicable, for each New
                                                  Stock, such New Stock at the
                                                  New Stock Exchange Ratio then
                                                  in effect for such New Stock;
                                                  and

                                            (iii) if applicable, for each
                                                  Reference Basket Stock, such
                                                  Reference Basket Stock at the
                                                  Basket Stock Exchange Ratio
                                                  then in effect for such
                                                  Reference Basket Stock.

                                        In each case, the applicable Exchange
                                        Ratio (including for this purpose, any
                                        New Stock Exchange Ratio or Basket
                                        Stock Exchange Ratio) will be
                                        determined by the Calculation Agent on
                                        the third Trading Day prior to the
                                        scheduled Maturity Date.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        Reorganization Event referred to in
                                        paragraphs 4 or 5 above, (i) references
                                        to "Analog Devices Stock" under "--No
                                        Fractional Shares," "--Closing Price"
                                        and "--Market Disruption Event" shall
                                        be deemed to also refer to any New
                                        Stock or Reference Basket Stock, and
                                        (ii) all other references in this
                                        pricing supplement to "Analog Devices
                                        Stock" shall be deemed to refer to the
                                        Exchange Property into which the SPARQS
                                        are thereafter exchangeable and
                                        references to a "share" or "shares" of
                                        Analog Devices Stock shall be deemed to
                                        refer to the applicable unit or units
                                        of such Exchange Property, including
                                        any New Stock or Reference Basket
                                        Stock, unless the context otherwise
                                        requires. The New Stock Exchange
                                        Ratio(s) or Basket Stock Exchange
                                        Ratios resulting from any
                                        Reorganization Event described in
                                        paragraph 5 above or similar adjustment
                                        under paragraph 4 above shall be
                                        subject to the adjustments set forth in
                                        paragraphs 1 through 5 hereof.

                                        If a Reference Basket Event occurs, we
                                        shall, or shall cause the Calculation
                                        Agent to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        occurrence of such Reference Basket
                                        Event and of the three Reference Basket
                                        Stocks selected as promptly as possible
                                        and in no event later than five
                                        Business Days after the date of the
                                        Reference Basket Event.

                                        No adjustment to any Exchange Ratio
                                        (including for this purpose, any New
                                        Stock Exchange Ratio or Basket Stock
                                        Exchange Ratio) will be required unless
                                        such adjustment would require a change
                                        of at least 0.1% in the Exchange Ratio
                                        then in effect. The Exchange Ratio
                                        resulting from any of the adjustments
                                        specified above will be rounded
                                        to the nearest one hundred-thousandth,
                                        with five one-millionths rounded
                                        upward. Adjustments to the Exchange
                                        Ratios will be made up to the close of
                                        business on the third Trading Day prior
                                        to the scheduled Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Closing Price of
                                        Analog Devices Stock, including,
                                        without limitation, a partial tender or
                                        exchange offer for Analog Devices
                                        Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio, any New Stock Exchange
                                        Ratio or Basket Stock Exchange Ratio or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraphs 1 through 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS made
                                        pursuant to paragraphs 1 through 5
                                        above upon written request by any
                                        investor in the SPARQS.

Market Disruption Event................ "Market Disruption Event" means, with respect to Analog Devices Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Analog Devices Stock on the primary
                                            market for Analog Devices Stock for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session in such
                                            market; or a breakdown or failure
                                            in the price and trade reporting
                                            systems of the primary market for
                                            Analog Devices Stock as a result of
                                            which the reported trading prices
                                            for Analog Devices Stock during the
                                            last one-half hour preceding the
                                            close of the principal trading
                                            session in such market are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on the
                                            primary market for trading in
                                            options contracts related to Analog
                                            Devices Stock, if available, during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (i) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (ii) a decision to
                                        permanently discontinue trading in the
                                        relevant options contract will not
                                        constitute a Market Disruption Event,
                                        (iii) limitations pursuant to NYSE Rule
                                        80A (or any applicable rule or
                                        regulation enacted or promulgated by
                                        the NYSE, any other self-regulatory
                                        organization or the Securities and
                                        Exchange Commission (the "Commission")
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (iv) a
                                        suspension of trading in options
                                        contracts on Analog Devices Stock by
                                        the primary securities market trading
                                        in such options, if available, by
                                        reason of (a) a price change exceeding
                                        limits set by such securities exchange
                                        or market, (b) an imbalance of orders
                                        relating to such contracts or (c) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to Analog
                                        Devices Stock and (v) a suspension,
                                        absence or material limitation of
                                        trading on the primary securities
                                        market on which options contracts
                                        related to Analog Devices Stock are
                                        traded will not include any time when
                                        such securities market is itself closed
                                        for trading under ordinary
                                        circumstances.

Alternate Exchange Calculation
  in Case of an Event of Default....... In case an event of default with respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per SPARQS
                                        upon any acceleration of the SPARQS (an
                                        "Event of Default Acceleration") shall
                                        be determined by the Calculation Agent
                                        and shall be an amount in cash equal to
                                        the lesser of (i) the product of (x)
                                        the Closing Price of Analog Devices
                                        Stock (and/or the value of any Exchange
                                        Property) as of the date of such
                                        acceleration and (y) the then current
                                        Exchange Ratio and (ii) the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date (but in
                                        no event less than the Call Price for
                                        the first Call Date), in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if we have called the
                                        SPARQS in accordance with the Morgan
                                        Stanley Call Right, the amount declared
                                        due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each SPARQS equal to the Call Price
                                        for the Call Date specified in our
                                        notice of mandatory exchange, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Analog Devices Stock;
  Public Information................... Analog Devices, Inc. designs, manufactures and markets high-
                                        performance analog, mixed-signal and
                                        digital signal processing integrated
                                        circuits. Analog Devices Stock is
                                        registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Commission. Information provided to or
                                        filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference

                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Analog Devices pursuant
                                        to the Exchange Act can be located by
                                        reference to Commission file number
                                        1-7819. In addition, information
                                        regarding Analog Devices may be
                                        obtained from other sources including,
                                        but not limited to, press releases,
                                        newspaper articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the SPARQS offered hereby and does not
                                        relate to Analog Devices Stock or other
                                        securities of Analog Devices. We have
                                        derived all disclosures contained in
                                        this pricing supplement regarding
                                        Analog Devices from the publicly
                                        available documents described in the
                                        preceding paragraph. In connection with
                                        the offering of the SPARQS, neither we
                                        nor the Agent has participated in the
                                        preparation of such documents or made
                                        any due diligence inquiry with respect
                                        to Analog Devices. Neither we nor the
                                        Agent makes any representation that
                                        such publicly available documents or
                                        any other publicly available
                                        information regarding Analog Devices is
                                        accurate or complete. Furthermore, we
                                        cannot give any assurance that all
                                        events occurring prior to the date
                                        hereof (including events that would
                                        affect the accuracy or completeness of
                                        the publicly available documents
                                        described in the preceding paragraph)
                                        that would affect the trading price of
                                        Analog Devices Stock (and therefore the
                                        price of Analog Devices Stock at the
                                        time we price the SPARQS) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning
                                        Analog Devices could affect the value
                                        received at maturity with respect to
                                        the SPARQS and therefore the trading
                                        prices of the SPARQS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Analog Devices
                                        Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Analog Devices, including
                                        extending loans to, or making equity
                                        investments in, Analog Devices or
                                        providing advisory services to Analog
                                        Devices, such as merger and acquisition
                                        advisory services. In the course of
                                        such business, we and/or our affiliates
                                        may acquire non-public information with
                                        respect to Analog Devices, and neither
                                        we nor any of our affiliates undertakes
                                        to disclose any such information to
                                        you. In addition, one or more of our
                                        affiliates may publish research reports
                                        with respect to Analog Devices, and the
                                        reports may or may not recommend that
                                        investors buy or hold Analog Devices
                                        Stock. The statements in the preceding
                                        two sentences are not intended to
                                        affect the rights of investors in the
                                        SPARQS under the securities laws. As a
                                        prospective purchaser of SPARQS, you
                                        should undertake an independent
                                        investigation of Analog Devices as in
                                        your judgment is appropriate to make an
                                        informed decision with respect to an
                                        investment in Analog Devices Stock.

Historical Information................. The following table sets forth the published high and low Closing Prices
                                        of Analog Devices Stock during 2001,
                                        2002 and 2003 through December 22,
                                        2003. The Closing Price of Analog
                                        Devices Stock on December 22, 2003 was
                                        $44.37. We obtained the Closing Prices
                                        and other information below from
                                        Bloomberg Financial Markets, and we
                                        believe such information to be
                                        accurate. You should not take the
                                        historical prices of Analog Devices
                                        Stock as an indication of future
                                        performance. The price of Analog
                                        Devices Stock may decrease so that at
                                        maturity you will receive an amount of
                                        Analog Devices Stock worth less than
                                        the principal amount of the SPARQS. We
                                        cannot give you any assurance that the
                                        price of Analog Devices Stock will
                                        increase so that at maturity you will
                                        receive an amount of Analog Devices
                                        Stock worth more than the principal
                                        amount of the SPARQS. To the extent
                                        that the Closing Price at maturity of
                                        shares of Analog Devices Stock at the
                                        Exchange Ratio is less than the Issue
                                        Price of the SPARQS and the shortfall
                                        is not offset by the coupon paid on the
                                        SPARQS, you will lose money on your
                                        investment.

                                                                              High       Low
                                                                           ---------  --------
                                        (CUSIP 032654105)
                                        2001
                                        First Quarter......................$   62.60  $  36.24      -
                                        Second Quarter.....................    53.15     30.99      -
                                        Third Quarter......................    52.50     31.25      -
                                        Fourth Quarter.....................    47.43     31.79      -
                                        2002
                                        First Quarter .....................    47.95     37.00      -
                                        Second Quarter.....................    45.95     28.19      -
                                        Third Quarter......................    30.79     19.62      -
                                        Fourth Quarter.....................    31.27     18.29      -
                                        2003
                                        First Quarter .....................    30.87     23.04      -
                                        Second Quarter.....................    39.50     26.92      -
                                        Third Quarter......................    42.74     35.25      -
                                        Fourth Quarter
                                           (through December 22, 2003).....    49.80     39.30      0.04

                                        Historical prices with respect to the
                                        common stock of Analog Devices, Inc.
                                        have been adjusted for a 2-for-1 stock
                                        split which became effective in the
                                        first quarter of 2000.

                                        We make no representation as to the
                                        amount of dividends, if any, that
                                        Analog Devices will pay in the future.
                                        In any event, as an investor in the
                                        SPARQS, you will not be entitled to
                                        receive dividends, if any, that may be
                                        payable on Analog Devices Stock.

Use of Proceeds and Hedging............ The net proceeds we receive from the sale of the SPARQS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the SPARQS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the day we offer the
                                        SPARQS for initial sale to the public,
                                        we, through our subsidiaries or others,
                                        expect to hedge our anticipated
                                        exposure in connection with the SPARQS
                                        by taking positions in Analog Devices
                                        Stock, in options contracts on Analog
                                        Devices Stock listed on major
                                        securities markets or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging. Such
                                        purchase activity could potentially
                                        increase the price of Analog Devices
                                        Stock, and, accordingly, potentially
                                        increase the issue price of the SPARQS
                                        and, therefore, the price at which
                                        Analog Devices Stock must close before
                                        you would receive at maturity an amount
                                        of Analog Devices Stock worth as much
                                        as or more than the principal amount of
                                        the SPARQS. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the SPARQS by purchasing and selling
                                        Analog Devices Stock, options contracts
                                        on Analog Devices Stock listed on major
                                        securities markets or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities. We cannot give any
                                        assurance that our hedging activities
                                        will not affect the price of Analog
                                        Devices Stock and, therefore, adversely
                                        affect the value of the SPARQS or the
                                        payment you will receive at maturity or
                                        upon any acceleration of the SPARQS.

Supplemental Information Concerning
  Plan of Distribution................. Under the terms and subject to the conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of SPARQS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the SPARQS directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of     % of
                                        the principal amount of the SPARQS to
                                        other dealers. After the initial
                                        offering of the SPARQS, the Agent may
                                        vary the offering price and other
                                        selling terms from time to time.

                                        We expect to deliver the SPARQS against
                                        payment therefor in New York, New York
                                        on                      2004, which
                                        will be the fifth Business Day
                                        following the date of this pricing
                                        supplement and of the pricing of the
                                        SPARQS. Under Rule 15c6-1 of the
                                        Exchange Act, trades in the secondary
                                        market generally are required to settle
                                        in three Business Days, unless the
                                        parties to any such trade expressly
                                        agree otherwise. Accordingly,
                                        purchasers who wish to trade SPARQS on
                                        the date of pricing or the next
                                        succeeding Business Day will be
                                        required, by virtue of the fact that
                                        the SPARQS initially will settle in
                                        five Business Days (T+5), to specify
                                        alternative settlement arrangements to
                                        prevent a failed settlement.

                                        In order to facilitate the offering of
                                        the SPARQS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        SPARQS or Analog Devices Stock.
                                        Specifically, the Agent may sell more
                                        SPARQS than it is obligated to purchase
                                        in connection with the offering,
                                        creating a naked short position in the
                                        SPARQS for its own account. The Agent
                                        must close out any naked short position
                                        by purchasing the SPARQS in the open
                                        market. A naked short position is more
                                        likely to be created if the Agent is
                                        concerned that there may be downward
                                        pressure on the price of the SPARQS in
                                        the open market after pricing that
                                        could adversely affect investors who
                                        purchase in the offering. As an
                                        additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, SPARQS or
                                        Analog Devices Stock in the open market
                                        to stabilize the price of the SPARQS.
                                        Any of these activities may raise or
                                        maintain the market price of the SPARQS
                                        above independent market levels or
                                        prevent or retard a decline in the
                                        market price of the SPARQS. The Agent
                                        is not required to engage in these
                                        activities, and may end any of these
                                        activities at any time. See "--Use of
                                        Proceeds and Hedging" above.

ERISA Matters for Pension Plans
  and Insurance Companies.............. Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        SPARQS. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        SPARQS are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the SPARQS are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the SPARQS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the SPARQS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the SPARQS will be deemed
                                        to have represented, in its corporate
                                        and fiduciary capacity, by its purchase
                                        and holding thereof that it either (a)
                                        is not a Plan or a Plan Asset Entity
                                        and is not purchasing such securities
                                        on behalf of or with "plan assets" of
                                        any Plan or (b) is eligible for
                                        exemptive relief or such purchase or
                                        holding is not prohibited by ERISA or
                                        Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the SPARQS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the
                                        SPARQS.

                                        In addition to considering the
                                        consequences of holding the SPARQS,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the SPARQS should also consider the
                                        possible implications of owning Analog
                                        Devices Stock upon exchange of the
                                        SPARQS at maturity. Purchasers of the
                                        SPARQS have exclusive responsibility
                                        for ensuring that their purchase and
                                        holding of the SPARQS do not violate
                                        the prohibited transaction rules of
                                        ERISA or the Code, or any requirements
                                        applicable to government or other
                                        benefit plans that are not subject to
                                        ERISA or the Code.

United States Federal Income Taxation.. The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the SPARQS purchasing the SPARQS at
                                        the Issue Price, who will hold the
                                        SPARQS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of the investor's
                                        individual circumstances or to certain
                                        types of investors subject to special
                                        treatment under the U.S. federal income
                                        tax laws (e.g., taxpayers who are not
                                        U.S. Holders, as defined below, certain
                                        financial institutions, tax-exempt
                                        organizations, dealers and certain
                                        traders in options or securities,
                                        partnerships or other entities
                                        classified as partnerships, or persons
                                        who hold a SPARQS as a part of a
                                        hedging transaction, straddle,
                                        conversion or other integrated
                                        transaction). As the law applicable to
                                        the U.S. federal income taxation of
                                        instruments such as the SPARQS is
                                        technical and complex, the discussion
                                        below necessarily represents only a
                                        general summary. Moreover, the effect
                                        of any applicable state, local or
                                        foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the SPARQS, we
                                        and every investor in the SPARQS agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a SPARQS for
                                        all tax purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (i) a terminable
                                        contract (the "Terminable Forward
                                        Contract") that (a) requires an
                                        investor in a SPARQS (subject to the
                                        Morgan Stanley Call Right) to purchase,
                                        and us to sell, for an amount equal to
                                        $         (the "Forward Price"), Analog
                                        Devices Stock at maturity and (b)
                                        allows us, upon exercise of the Morgan
                                        Stanley Call Right, to terminate the
                                        Terminable Forward Contract by
                                        returning to an investor the Deposit
                                        (as defined below) and paying to an
                                        investor an amount of cash equal to the
                                        difference between the Call Price and
                                        the Deposit; and (ii) a deposit with us
                                        of a fixed amount of cash, equal to the
                                        Issue Price, to secure the investor's
                                        obligation to purchase Analog Devices
                                        Stock (the "Deposit"), which Deposit
                                        bears an annually compounded yield of
                                            % per annum, which yield is based
                                        on our cost of borrowing. Under this
                                        characterization, less than the full
                                        quarterly payments on the SPARQS will
                                        be attributable to the yield on the
                                        Deposit. Accordingly, the excess of the
                                        quarterly payments on the SPARQS over
                                        the portion of those payments
                                        attributable to the yield on the
                                        Deposit will represent payments
                                        attributable to the investors' entry
                                        into the Terminable Forward Contract
                                        (the "Contract Fees"). Furthermore,
                                        based on our determination of the
                                        relative fair market values of the
                                        Components at the time of issuance of
                                        the SPARQS, we will allocate 100% of
                                        the Issue Price of the SPARQS to the
                                        Deposit and none to the Terminable
                                        Forward Contract. Our allocation of the
                                        Issue Price among the Components will
                                        be binding on investors in the SPARQS,
                                        unless an investor timely and
                                        explicitly discloses to the IRS that
                                        its allocation is different from ours.
                                        The treatment of the SPARQS described
                                        above and our allocation are not,
                                        however, binding on the IRS or the
                                        courts. No statutory, judicial or
                                        administrative authority directly
                                        addresses the characterization of the
                                        SPARQS or instruments similar to the
                                        SPARQS for U.S. federal income tax
                                        purposes, and no ruling is being
                                        requested from the IRS with respect to
                                        the SPARQS. Due to the absence of
                                        authorities that directly address
                                        instruments that are similar to the
                                        SPARQS, Tax Counsel is unable to render
                                        an opinion as to the proper U.S.
                                        federal income tax characterization of
                                        the SPARQS. As a result, significant
                                        aspects of the U.S. federal income tax
                                        consequences of an investment in the
                                        SPARQS are uncertain, and no assurance
                                        can be given that the IRS or the courts
                                        will agree with the characterization
                                        described herein. Accordingly, you are
                                        urged to consult your own tax advisor
                                        regarding the U.S. federal income
                                        tax consequences of an investment in
                                        the SPARQS (including alternative
                                        characterizations of the SPARQS) and
                                        with respect to any tax consequences
                                        arising under the laws of any state,
                                        local or foreign taxing jurisdiction.
                                        Unless otherwise stated, the following
                                        discussion is based on the treatment
                                        and the allocation described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means an owner of a SPARQS that is, for
                                        U.S. federal income tax purposes, (i) a
                                        citizen or resident of the United
                                        States, (ii) a corporation created or
                                        organized under the laws of the United
                                        States or any political subdivision
                                        thereof or (iii) an estate or trust the
                                        income of which is subject to U.S.
                                        federal income taxation regardless of
                                        its source.

                                        Tax Treatment of the SPARQS

                                        Assuming the characterization of the
                                        SPARQS and the allocation of the Issue
                                        Price as set forth above, Tax Counsel
                                        believes that the following U.S.
                                        federal income tax consequences should
                                        result.

                                        Quarterly Payments on the SPARQS. To
                                        the extent attributable to the yield on
                                        the Deposit, quarterly payments on the
                                        SPARQS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract Fees. Although the U.S.
                                        federal income tax treatment of
                                        Contract Fees is uncertain, we intend
                                        to take the position, and the following
                                        discussion assumes, that any Contract
                                        Fees with respect to the SPARQS
                                        constitute taxable income to a U.S.
                                        Holder at the time accrued or received
                                        in accordance with the U.S. Holder's
                                        method of accounting for U.S. federal
                                        income tax purposes.

                                        Tax Basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Terminable Forward
                                        Contract will be zero, and the U.S.
                                        Holder's tax basis in the Deposit will
                                        be 100% of the Issue Price.

                                        Settlement of the Terminable Forward
                                        Contract. Upon maturity of the
                                        Terminable Forward Contract, a U.S.
                                        Holder would, pursuant to the
                                        Terminable Forward Contract, be deemed
                                        to have applied the Forward Price
                                        toward the purchase of Analog Devices
                                        Stock, and the U.S. Holder would not
                                        recognize any gain or loss with respect
                                        to any Analog Devices Stock received.
                                        With respect to any cash received upon
                                        maturity (other than in respect of any
                                        accrued interest on the Deposit and any
                                        accrued Contract Fees), a U.S. Holder
                                        would recognize gain or loss. The
                                        amount of such gain or loss would be
                                        the extent to which the amount of such
                                        cash received differs from the pro rata
                                        portion of the Forward Price allocable
                                        to the cash as described in the
                                        following paragraph. Any such gain or
                                        loss would generally be capital gain or
                                        loss, as the case may be.

                                        With respect to any Analog Devices
                                        Stock received upon maturity, the U.S.
                                        Holder would have an adjusted tax basis
                                        in the Analog Devices Stock equal to
                                        the pro rata portion of the Forward
                                        Price allocable to it. The allocation
                                        of the Forward Price between the right
                                        to receive cash and Analog Devices
                                        Stock should be based on the amount of
                                        the cash received (excluding cash in
                                        respect of any accrued interest on the
                                        Deposit and any accrued Contract Fees)
                                        and the relative fair market value of
                                        Analog Devices Stock as of the Maturity
                                        Date. The holding period for any Analog
                                        Devices Stock received would start on
                                        the day after the maturity of the
                                        SPARQS. Although the matter is not free
                                        from doubt, the occurrence of a
                                        Reorganization Event will not cause a
                                        taxable event to the Terminable Forward
                                        Contract.

                                        Price Event Acceleration. Although the
                                        tax consequences of a Price Event
                                        Acceleration are uncertain, we intend
                                        to treat a Price Event Acceleration as
                                        (i) the repayment by us of the Deposit
                                        for a price equal to the Forward Price
                                        plus the present value of the portion
                                        of the remaining scheduled payments on
                                        the SPARQS (from and including the date
                                        of acceleration) that is attributable
                                        to interest on the Deposit, and (ii)
                                        the settlement of the Terminable
                                        Forward Contract through the delivery
                                        by the U.S. Holder to us of the Forward
                                        Price in exchange for (a) shares of
                                        Analog Devices Stock and (b) cash equal
                                        to the present value of the portion of
                                        the remaining scheduled payments on the
                                        SPARQS (from and including the date of
                                        acceleration) that is attributable to
                                        Contract Fees. We will also pay cash
                                        representing unpaid interest on the
                                        Deposit and unpaid Contract Fees that
                                        accrued up to but excluding the date of
                                        acceleration.

                                        Assuming the characterization of the
                                        Price Event Acceleration described
                                        above, a U.S. Holder would, with
                                        respect to the price paid by us to
                                        repay the Deposit, recognize capital
                                        gain or loss equal to the difference
                                        between such amount and the U.S.
                                        Holder's basis in the Deposit which
                                        difference, in the case of an initial
                                        investor, would be equal to the present
                                        value of the portion of remaining
                                        scheduled payments on the SPARQS
                                        attributable to the interest on the
                                        Deposit. In general, the tax treatment
                                        of the settlement of the Terminable
                                        Forward Contract upon a Price Event
                                        Acceleration would be the same as
                                        described above under "--Settlement of
                                        the Terminable Forward Contract."
                                        However, the tax treatment of cash
                                        received with respect to the present
                                        value of the portion of the remaining
                                        scheduled payments on the SPARQS that
                                        is attributable to Contract Fees is
                                        uncertain. Such amount could be treated
                                        as an adjustment to the Forward Price,
                                        which would reduce the basis a U.S.
                                        Holder would have in Analog Devices
                                        Stock received, or as additional cash
                                        proceeds with respect to the Forward
                                        Contract, which would be treated as
                                        described above under "--Settlement of
                                        the Terminable Forward Contract." U.S.
                                        Holders are urged to consult their own
                                        tax advisors regarding the U.S. federal
                                        income tax treatment of cash received
                                        with respect to the Terminable Forward
                                        Contract upon a Price Event
                                        Acceleration.

                                        Any cash received with respect to
                                        accrued interest on the Deposit and any
                                        accrued Contract Fees will be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above.

                                        Sale, Exchange or Early Retirement of
                                        the SPARQS. Upon a sale or exchange of
                                        a SPARQS prior to the maturity of the
                                        SPARQS, upon their retirement prior to
                                        maturity pursuant to the Morgan Stanley
                                        Call Right or upon the occurrence of an
                                        Event of Default Acceleration, a U.S.
                                        Holder would recognize taxable gain or
                                        loss equal to the difference between
                                        the amount realized on such sale,
                                        exchange, retirement or occurrence and
                                        the U.S. Holder's tax basis in the
                                        SPARQS so sold, exchanged or retired.
                                        Any such gain or loss would generally
                                        be capital gain or loss, as the case
                                        may be. Such U.S. Holder's tax basis in
                                        the SPARQS would generally equal the
                                        U.S. Holder's tax basis in the Deposit.
                                        For these purposes, the amount realized
                                        does not include any amount
                                        attributable to accrued but unpaid
                                        interest payments on the Deposit, which
                                        would be taxed as described under
                                        "--Quarterly Payments on the SPARQS"
                                        above. It is uncertain whether the
                                        amount realized includes any amount
                                        attributable to accrued but unpaid
                                        Contract Fees. U.S. Holders should
                                        consult their own tax advisors
                                        regarding the treatment of accrued but
                                        unpaid Contract Fees upon the sale,
                                        exchange or retirement of a SPARQS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the SPARQS

                                        Due to the absence of authorities that
                                        directly address the proper
                                        characterization of the SPARQS, no
                                        assurance can be given that the IRS
                                        will accept, or that a court will
                                        uphold, the characterization and tax
                                        treatment described above. In
                                        particular, the IRS could seek to
                                        analyze the U.S. federal income tax
                                        consequences of owning a SPARQS under
                                        Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the SPARQS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue as original issue discount
                                        income, subject to adjustments, at a
                                        "comparable yield" on the Issue Price.
                                        In addition, a U.S. Holder would
                                        recognize income upon maturity of the
                                        SPARQS to the extent that the value of
                                        Analog Devices Stock and cash (if any)
                                        received exceeded the adjusted issue
                                        price. Furthermore, any gain realized
                                        with respect to the SPARQS would
                                        generally be treated as ordinary
                                        income.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the SPARQS,
                                        other alternative U.S. federal income
                                        tax characterizations or treatments of
                                        the SPARQS are also possible, and if
                                        applied could also affect the timing
                                        and the character of the income or loss
                                        with respect to the SPARQS. It is
                                        possible, for example, that a SPARQS
                                        could be treated as constituting an
                                        "open transaction" with the result that
                                        the quarterly payments on the SPARQS
                                        might not be accounted for separately
                                        as giving rise to income to U.S.
                                        Holders. Other alternative
                                        characterizations are also possible.
                                        Accordingly, prospective purchasers are
                                        urged to consult their own tax advisors
                                        regarding the U.S. federal income tax
                                        consequences of an investment in the
                                        SPARQS.

                                        Backup Withholding and Information
                                        Reporting

                                        Backup withholding and information
                                        reporting may apply in respect of the
                                        amounts paid to a U.S. Holder, unless
                                        such U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                                                        Annex A
                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of July 30, 2004, November 30, 2004 and January 30, 2005 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: January 29, 2004
     o Interest Payment Dates: April 30, 2004, July 30, 2004, October 30, 2004 and the Maturity Date
     o Yield to Call: 23% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $46.50 per SPARQS
     o    Interest Rate: 7% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 23% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                               1
         Discount Factor =  ------- ,  where x is the number of years from the
                            1.23(x) Original Issue Date to and including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of July 30, 2004 is $1.5143 ($.7809 + $.7334).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of July 30, 2004, the present value of the Call Price is $44.9857 ($46.5000 - $1.5143).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of July 30, 2004, the Call Price is therefore $49.9203 which is the amount that if paid on July 30, 2004 has a present value on the Original Issue Date of $44.9857, based on the applicable Discount Factor.

                                   o   o   o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                                                   Call Date of July 30, 2004
                                                   --------------------------

                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                          Accrued but                                                                      Received
                                            Unpaid                                  Days from   Years from     Discount   on Payment
                                 Interest   Interest                  Total Cash    Original  Original Issue    Factor       Date
                    Issue Price  Payments  Received on  Call Price   Received on      Issue        Date        at Yield    at Yield
Payment Date           Paid      Received  Call Date    Received(1)  Payment Date    Date(2)   (Days(2)/360)   to Call(3)   to Call
------------        -----------  --------  -----------  -----------  ------------  ----------  --------------  ---------- ----------
January 29, 2004      ($46.50)    --          --           --            --             0         .00000        100.000%     --

April 30, 2004          --        $.8228      --           --             $.8228       91         .25278         94.902%    $  .7809

Call Date (July 30,     --        --          $.8138       --             $.8138      181         .50278         90.115%    $  .7334
2004)

Call Date (July 30,     --        --          --          $49.9203      $49.9203      181         .50278         90.115%    $44.9857
2004)

Total amount received on the Call Date: $50.7341                                                                  Total:    $46.5000

Total amount received over the term of the SPARQS: $51.5569

---------
(1)  The Call Price of $49.9203 is the dollar amount that has a present value of $44.9857, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 23% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $46.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                           1
(3)  Discount Factor =  -------  , where x is Years from Original Issue Date to and including the applicable payment date.
                        1.23(x)

                                                 Call Date of November 30, 2004
                                                 ------------------------------

                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                          Accrued but                                                                      Received
                                            Unpaid                                  Days from   Years from     Discount   on Payment
                                 Interest   Interest                  Total Cash    Original  Original Issue    Factor       Date
                    Issue Price  Payments  Received on  Call Price   Received on      Issue        Date        at Yield    at Yield
Payment Date           Paid      Received  Call Date    Received(1)  Payment Date    Date(2)   (Days(2)/360)   to Call(3)   to Call
------------        -----------  --------  -----------  -----------  ------------  ----------  --------------  ---------- ----------
January 29, 2004      ($46.50)    --          --           --            --             0         .00000        100.000%    --

April 30, 2004          --        $.8228      --           --           $.8228         91         .25278         94.902%   $  .7809

July 30, 2004           --        $.8138      --           --           $.8138        181         .50278         90.115%   $  .7334

October 30, 2004        --        $.8138      --           --           $.8138        271         .75278         85.570%   $  .6964

Call Date (November     --        --        $.2713         --           $.2713        301         .83611         84.106%   $  .2282
30, 2004)

Call Date (November     --        --          --        $52.3876      $52.3876        301         .83611         84.106%   $44.0611
30, 2004)

Total amount received on the Call Date: $52.6589                                                                  Total:   $46.5000

Total amount received over the term of the SPARQS: $55.1093

----------------
(1)  The Call Price of $52.3876 is the dollar amount that has a present value of $44.0611, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 23% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $46.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                           1
(3)  Discount Factor =  -------  , where x is Years from Original Issue Date to and including the applicable payment date.
                        1.23(x)

                                          Call Date of January 30, 2005 (Maturity Date)
                                          ---------------------------------------------

                                                                                                                            Present
                                                                                                                           Value at
                                                                                                                           Original
                                                                                                                          Issue Date
                                                                                                                           of Cash
                                          Accrued but                                                                      Received
                                            Unpaid                                  Days from   Years from     Discount   on Payment
                                 Interest   Interest                  Total Cash    Original  Original Issue    Factor       Date
                    Issue Price  Payments  Received on  Call Price   Received on      Issue        Date        at Yield    at Yield
Payment Date           Paid      Received  Call Date    Received(1)  Payment Date    Date(2)   (Days(2)/360)   to Call(3)   to Call
------------        -----------  --------  -----------  -----------  ------------  ----------  --------------  ---------- ----------
January 29, 2004      ($46.50)    --          --           --            --             0         .00000        100.000%     --

April 30, 2004          --        $.8228      --           --            $.8228        91         .25278         94.902%      $.7809

July 30, 2004           --        $.8138      --           --            $.8138       181         .50278         90.115%      $.7334

October 30, 2004        --        $.8138      --           --            $.8138       271         .75278         85.570%      $.6964

Call Date (January      --        --          $.8138       --            $.8138       361        1.00278         81.254%      $.6612
30, 2005)

Call Date (January      --        --          --         $53.6935      $53.6935       361        1.00278         81.254%    $43.6281
30, 2005)

Total amount received on the Call Date: $54.5073                                                                   Total:   $46.5000

Total amount received over the term of the SPARQS: $56.9577


----------------
(1)  The Call Price of $53.6935 is the dollar amount that has a present value of $43.6281, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 23% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $46.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                           1
(3)  Discount Factor =  -------  , where x is Years from Original Issue Date to and including the applicable payment date.
                        1.23(x)